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                                                                   EXHIBIT 99.16




                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM
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                          Action                       Complete Sections:
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SECTION 1:
             [_]  New Enrollment                      2, 3, 7 and sign attached
ACTION                                                        ---
                                                        Stock Purchase Agreement
             [_]  Change Payroll Deductions           2, 4, 7

             [_]  Terminate Payroll Deductions        2, 5, 7

             [_]  Leave of Absence                    2, 6, 7

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SECTION 2:   Name
PERSONNEL        ----------------------------------------------------------------------
DATA                       Last                  First    MI         Dept.

              Home Address
                          --------------------------------------------------------------
                                                             Street

                          --------------------------------------------------------------
                              City                  State    Zip Code

                              Social Security #:[_][_][_]-[_][_]-[_][_][_]
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SECTION 3:  Effective with the Purchase
NEW         Interval Beginning:                                  Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT   [_]  February 1, 199__
             [_]  August 1, 199__                              * Must be a multiple of 1% up to a maximum of 10% of
                                                                 base salary
             [_]  Initial Offering Period
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SECTION 4:  Effective with the                                   I authorize the following new level of payroll
CHANGE      Pay Period Beginning:    ______________________________  deductions: _______% of base salary*
PAYROLL                                    Month, Day and Year
DEDUCTIONS
                                                               * Must be a multiple of 1% up to a maximum of 10% of
                                                                 base salary

            NOTE:   You may reduce your rate of payroll deductions once per
            ----    purchase interval to become effective as soon as possible
                    following the filing of the change form.  You may also
                    increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
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SECTION 5:    Effective with the                                  Your election to terminate your payroll deductions
TERMINATE     Pay Period Beginning:                               for the balance of the offering period cannot be
PAYROLL                            ______________________________ changed, and  you may not rejoin the offering period
DEDUCTIONS                                  Month, Day and Year   at a later date.  You will not be able to resume
                                                                  participation in the ESPP until a new offering period
                                                                  begins.

            In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current six (6)-month purchase interval:


            [_]  Purchase shares of Genesys at end of the interval

                               OR

            [_]  Refund ESPP payroll deductions collected


       NOTE:  If your employment terminates for any reason or your eligibility
       ----   status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your
              ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6     In connection with my unpaid leave of absence, I elect the following
LEAVE         action with respect to my ESPP payroll deductions to date in the
ABSENCE       current purchase interval:


              [_]  Purchase shares of Genesys at end of the interval

                                    OR

              [_]  Refund ESPP payroll deductions collected


       NOTE:  If you take an unpaid leave of absence, your payroll deductions
       ---- will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
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SECTION 7
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

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           Date                                           Signature of Employee

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